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                                                                      Exhibit 21

                              List of Subsidiaries
                              --------------------

  Acclaim Distribution, Inc.
  Delaware

  Acclaim Comics, Inc.
  Delaware

  Acclaim Entertainment Canada, Ltd.
  Ontario, Canada

  LJN Toys, Ltd.
  New York

  Arena Entertainment, Inc.
  Delaware

  TNM Holdings, Inc.
  Delaware

  Annodeus Inc.
  Delaware

  Oyster Bay Warehouse Corporation
  New York

  ACA Holdings, Inc.
  Delaware

  Acclaim Coin-Operated Entertainment, Inc.
  Delaware

  Acclaim Cable Holdings, Inc.
  Delaware

  Acclaim Corporate Center I, Inc.
  New York

  Glen Street Studio Corp.
  New York

  Acclaim Studios - Texas, Inc.
  Texas

  Acclaim Studios - Utah, Inc.
  Utah

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  Acclaim Entertainment, Ltd.
  United Kingdom

  Acclaim Studios Teeside, Ltd.
  United Kingdom

  Acclaim Studios Ltd.
  United Kingdom

  Acclaim Studios London Ltd.
  United Kingdom

  Annodeus Ltd.
  United Kingdom

  Acclaim Japan, Ltd.
  Japan

  Annodeus France
  France

  Acclaim Entertainment, S.A.
  France

  Acclaim Entertainment GmbH
  Germany

  Acclaim Entertainment, S.A.
  Spain

  Acclaim Entertainment Pty. Ltd.
     Australia